Exhibit 99.B(h)(3)

EXECUTION VERSION

AMENDMENT TO

CO-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment (the “Amendment”) is made as of the        day of                 , 2012 by and among PNC FUNDS (the “Fund”), PNC CAPITAL ADVISORS, LLC (“PNC Capital”) and BNY MELLON INVESTMENT SERVICING (US) INC. (formerly, PNC Global Investment Servicing (U.S.) Inc.) (“BNY Mellon”).

BACKGROUND:

A.                                    The Fund and BNY Mellon entered into a Co-Administration and Accounting Services Agreement dated as of June 30, 2010, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain administration and accounting services to the Fund.

B.                                    The parties desire to amend the Agreement as set forth in more detail below.

TERMS:

The parties hereby agree to amend the Agreement as follows:

1.                                      All references in the Agreement to “PNC” shall be replaced with “BNY Mellon”.

2.                                      Section 12 of the Agreement shall be amended as follows:

a.             the “and” shall be removed from sub-section (xv);

b.             the “.” shall be removed from sub-section (xvi) and shall be replaced with “;”;

c.             the following shall be added to Section 12 as sub-section (xvii):

“(xvii)              Perform daily cash allocations for each Portfolio that invests entirely or principally in other pooled investment vehicles (a “Fund-of Fund”) as directed by PNC Capital (The term “pooled investment vehicles” as used herein shall have the meaning set forth at Exhibit F.); and”

d.                                      the following shall be added to Section 12 as sub-section (xviii):

“(xviii)           Transmit trade instructions for each Portfolio that operates as a Fund-of-Fund as more fully described at Exhibit F.”

3.                                      Exhibit F is hereby added to the Agreement as attached hereto.

4.                                      Section 17 of the Agreement shall be amended as follows:

a.             the “and” shall be removed from sub-section (v);

b.             the “.” shall be removed from sub-section (vi) and shall be replaced with “; and”; and

c.             the following shall be added to Section 17 as sub-section (vii):

“(vii)                     Review and approve daily cash allocations for each Portfolio that operates as a Fund-of-Fund and direct BNY Mellon to transmit such allocations in accordance with PNC Capital’s instructions.”

5.                                      Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

6.                                      Item (b) of Section 23 of the Agreement is hereby deleted in its entirety and replaced with the following:

“(b) if to PNC Capital, at One East Pratt Street — 5th Floor, Baltimore, Maryland 21202, Attention: Jennifer E. Spratley, Fax Number: 410-230-9220 (or such other address or fax number as PNC Capital may inform the other parties hereto in writing);”

7.                                      Except as specifically amended herein, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

8.                                      The Agreement as amended and supplemented hereby constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

9.                                      This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.                               This Amendment shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:

Name:

Title:

PNC CAPITAL ADVISORS, LLC

By:

Name:

Title:

PNC FUNDS

By:

Name:

Title:

EXHIBIT A

THIS EXHIBIT A, amended and restated effective as of                       , 2012, is Exhibit A to that certain Co-Administration and Accounting Services Agreement dated as of June 30, 2010 among BNY Mellon Investment Servicing (US) Inc., PNC Capital Advisors, LLC and PNC Funds.

Portfolios

PNC Balanced Allocation Fund
PNC International Equity Fund
PNC Large Cap Core Equity Fund
PNC Large Cap Growth Fund
PNC Large Cap Value Fund
PNC Mid Cap Value Fund
PNC Multi-Factor Small Cap Core Fund
PNC Multi-Factor Small Cap Growth Fund
PNC Multi-Factor Small Cap Value Fund
PNC S&P 500 Index Fund
PNC Small Cap Fund
PNC Bond Fund
PNC Government Mortgage Fund
PNC High Yield Bond Fund
PNC Intermediate Bond Fund
PNC Limited Maturity Bond Fund
PNC Total Return Advantage Fund
PNC Ultra Short Bond Fund
PNC Intermediate Tax Exempt Bond Fund
PNC Michigan Intermediate Municipal Bond Fund
PNC Ohio Intermediate Tax Exempt Bond Fund
PNC Pennsylvania Intermediate Municipal Bond Fund
PNC Maryland Tax Exempt Bond Fund
PNC Tax Exempt Limited Maturity Bond Fund
PNC Government Money Market Fund
PNC Money Market Fund
PNC Ohio Municipal Money Market Fund
PNC Pennsylvania Tax Exempt Money Market Fund
PNC Tax Exempt Money Market Fund
PNC Treasury Money Market Fund
PNC Target 2020 Fund
PNC Target 2030 Fund
PNC Target 2040 Fund
PNC Target 2050 Fund
PNC Retirement Income Fund

EXHIBIT F

Fund-of-Fund Trade Instructions

A.            Definitions:

“Pooled Investment Vehicles” shall mean open-end mutual funds that are FundServ eligible and exchange traded funds (“ETFs”).  The parties to the Agreement may mutually agree upon additions to this definition, for example, closed-end funds or private investment funds, after developing and/or confirming any and all operational procedures and related resources necessitated by such additions to this definition.

B.            PNC Capital hereby authorizes and directs BNY Mellon to receive and transmit trade instructions to purchase and/or sell certain interests in Pooled Investment Vehicles for and on behalf of the following Fund-of-Fund Portfolios of the Fund:

PNC Target 2020 Fund

PNC Target 2030 Fund

PNC Target 2040 Fund

PNC Target 2050 Fund

PNC Retirement Income Fund

as directed by PNC Capital to the following recipients;

(i)            for trade instructions regarding Pooled Investment Vehicles that have the transfer agent business unit of BNY Mellon serving as the Pooled Investment Vehicle’s transfer agent, to such transfer agent business unit of BNY Mellon; and

(ii)           for trade instructions regarding Pooled Investment Vehicles that do not have the transfer agent business unit of BNY Mellon serving as the Pooled Investment Vehicle’s transfer agent, to The Bank of New York Mellon’s custody operations group (“BNYM Custody Operations”), and BNYM Custody Operations shall transmit such trade instructions to the acting transfer agent for such Pooled Investment Vehicles as identified by PNC Capital.

C.            PNC Capital and the Fund acknowledge and agree that BNY Mellon and BNYM Custody Operations shall not: (i) exercise investment discretion, select or recommend securities for investment or approve trade orders prior to transmission; (ii) select the entity to which the trade orders are directed or take on any duties related to best execution or trade terms, or the appropriateness thereof; (iii) perform any duties under this Exhibit F other than the activities contemplated by this Exhibit F; and (iv) be deemed to effect or enter into any securities transaction on their own behalf or at their own risk.

D.            These written Fund-of-Fund Trade Instructions are continuing and shall remain in full force and effect until revoked by PNC Capital pursuant to a written notice provided to BNY Mellon.

E.            PNC Capital shall provide appropriate agency authorizations regarding these written instructions if necessary for BNY Mellon or BNYM Custody Operations to transmit any trade instructions as contemplated herein.